Exhibit 99

FOR IMMEDIATE RELEASE

3M Reports Higher First-Quarter Sales and Earnings

Q1 2005 EPS Increases 14.4 percent

ST.  PAUL, Minn. – April 18, 2005 – 3M (NYSE:MMM) today announced a 14.4 percent increase in first-quarter earnings per share.

The company reported net income of $809 million, or $1.03 per share, versus $722 million, or $0.90 per share in the first quarter of 2004.  Net income increased 12.0 percent.

“Broad-based productivity improvements achieved through our corporate initiatives and solid growth in key areas, like optical films and health care, helped us deliver over 14 percent earnings per share growth in the first quarter,” said W. James McNerney, Jr., 3M Chairman and CEO.  “Improved operational efficiency, sales growth, and pricing were key to overcoming slow economic growth in Western Europe and Japan and continued raw material price pressure.”

Worldwide sales in the first quarter totaled $5.17 billion, 4.6 percent higher than in the year-earlier quarter. Local currency sales increased 2.3 percent, with selling prices contributing 0.5 percent.  Currency effects increased sales by 2.3 percent. Local-currency sales increased 5.2 percent in Health Care; 4.5 percent in Transportation; 3.0 percent in Safety, Security and Protection Services; 2.6 percent in Industrial; and 0.6 percent in Display and Graphics; and declined 0.5 percent in Consumer and Office, and 1.4 percent in Electro and Communications.

“Looking ahead, we will continue to leverage sales growth and productivity improvements into sustainable earnings growth despite continued slow growth in the mature economies,” McNerney said. “We expect to deliver higher organic growth rates the rest of this year through new product sales enabled by our diverse technology platforms; our Acceleration initiative; growth drivers, like LCD films; and our strong presence in fast-growth markets like China and Eastern Europe.”

3M also reaffirmed its earnings guidance for 2005.  For the year, the company expects earnings to be within a range of $4.15 to $4.25 per share. The company expects full-year local currency growth of 5 to 8 percent.  Second-quarter earnings are expected to be in the range of $1.08 to $1.10 per share, with local currency growth of 4 to 7 percent.

Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central Time) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the Company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) foreign currency exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) the availability and cost of purchased components and materials, including oil-derived compounds; (5) 3M’s ability to successfully integrate and obtain the anticipated synergies from acquisitions and strategic alliances; (6) generating less operating income from its corporate initiatives than estimated;  and (7) legal proceedings, including the outcome of and information derived from pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Report. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About 3M — A Global, Diversified Technology Company

Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the company’s 67,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended
	March 31
	2005	2004
Net sales	$5,166	$4,939
Operating expenses
Cost of sales	2,537	2,436
Selling, general and administrative expenses	1,114	1,104
Research, development and related expenses	291	282
Total	3,942	3,822
Operating income	1,224	1,117
Interest expense and income
Interest expense	20	19
Interest income	(16)	(10)
Total	4	9
Income before income taxes and minority interest	1,220	1,108
Provision for income taxes	396	366
Minority interest	15	20
Net income	$809	$722
Weighted average common shares outstanding – basic	771.7	782.9
Earnings per share – basic	$1.05	$0.92
Weighted average common shares outstanding – diluted	787.0	799.5
Earnings per share – diluted	$1.03	$0.90
Cash dividends paid per common share	$0.42	$0.36

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Mar. 31,	Dec. 31,	Mar. 31,
	2005	2004	2004
ASSETS
Current assets
Cash and cash equivalents	$2,669	$2,757	$1,818
Accounts receivable – net	2,899	2,792	2,904
Inventories	1,980	1,897	1,880
Other current assets	1,374	1,274	1,461
Total current assets	8,922	8,720	8,063
Investments	280	227	211
Property, plant and equipment – net	5,624	5,711	5,512
Goodwill, intangible assets and other assets	5,929	6,050	4,192
Total assets	$20,755	$20,708	$17,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$2,201	$2,094	$1,106
Accounts payable	1,201	1,168	1,066
Accrued payroll	492	487	471
Accrued income taxes	950	867	986
Other current liabilities	1,393	1,455	1,534
Total current liabilities	6,237	6,071	5,163
Long-term debt	707	727	1,718
Other liabilities	3,521	3,532	2,996
Total liabilities	10,465	10,330	9,877
Total stockholders’ equity – net	10,290	10,378	8,101
Shares outstanding
March 31, 2005: 769,570,205 shares
December 31, 2004: 773,518,281 shares
March 31, 2004: 782,114,154 shares
Total liabilities and stockholders’ equity	$20,755	$20,708	$17,978

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Three-months ended
	March 31
	2005	2004
SUMMARY OF CASH FLOW:

NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,003	$942

Cash flows from investing activities:
Purchases of property, plant and equipment	(235)	(158)
Acquisitions, net of cash acquired	—	(80)
Other investing activities	(67)	19

NET CASH USED IN INVESTING ACTIVITIES	(302)	(219)
Cash flows from financing activities:
Change in debt	107	(133)
Purchases of treasury stock	(671)	(438)
Reissuances of treasury stock	195	134
Dividends paid to stockholders	(324)	(282)
Other financing activities	(57)	(12)

NET CASH USED IN FINANCING ACTIVITIES	(750)	(731)

Effect of exchange rate changes on cash	(39)	(10)
Net increase (decrease) in cash and cash equivalents	(88)	(18)
Cash and cash equivalents at beginning of period	2,757	1,836
Cash and cash equivalents at end of period	$2,669	$1,818

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three-months ended
	March 31
	2005	2004
NON-GAAP MEASURES

Free Cash Flow:
Net cash provided by operating activities	$1,003	$942
Purchases of property, plant and equipment	(235)	(158)
Free Cash Flow (a)	$768	$784

Net Working Capital Turns (b)	5.6	5.3

(a) Free cash flow is not defined under GAAP.  Therefore, it is considered a non-GAAP measure.  Non-GAAP measures should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies.  The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment.  It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.  The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

(b) The company uses non-GAAP measures that place emphasis and focus on certain working capital assets and liabilities.  3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable.  This measure is not recognized under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Three-Months Ended March 31, 2005

Sales Change Analysis	United
By Geographic Area	States	International	Worldwide
Volume – core	1.1%	1.8%	1.5%

Volume – acquisitions	0.4	0.2	0.3
Volume – total	1.5	2.0	1.8

Price	1.7	(0.2)	0.5
Total local-currency sales	3.2	1.8	2.3

Translation	—	3.7	2.3
Total sales change	3.2%	5.5%	4.6%

Worldwide	Local-		Total
Sales Change Analysis	currency		Sales
By Business Segment	Sales	Translation	Change
Health Care	5.2%	2.7%	7.9%

Industrial	2.6	2.9	5.5

Display and Graphics	0.6	1.4	2.0

Consumer and Office	(0.5)	2.3	1.8

Safety, Security and Protection Services	3.0	2.6	5.6

Electro and Communications	(1.4)	2.4	1.0

Transportation	4.5	2.8	7.3

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective January 1, 2005, as part of the continuing effort to drive growth by aligning businesses around markets and customers, the Electronics Markets Materials Division and certain high temperature and display tapes (2004 sales of approximately $350 million) within the Industrial Business transferred to the Electro and Communications Business, and the converter markets product line (2004 sales of approximately $10 million) within the Transportation Business transferred to the Display and Graphics Business. Internal management reporting for these business segment transfers commenced January 1, 2005, with segment information for all periods presented adjusted to reflect the new segment structure.

BUSINESS
SEGMENT	Three-months ended
INFORMATION	March 31
(Millions)	2005	2004

NET SALES
Health Care	$1,113	$1,031
Industrial	904	856
Display and Graphics	862	845
Consumer and Office	699	686
Safety, Security and Protection Services	557	527
Electro and Communications	557	551
Transportation	467	435
Corporate and Unallocated	7	8
Total Company	$5,166	$4,939

OPERATING INCOME
Health Care	$309	$262
Industrial	184	154
Display and Graphics	286	294
Consumer and Office	122	122
Safety, Security and Protection Services	133	125
Electro and Communications	103	77
Transportation	126	119
Corporate and Unallocated	(39)	(36)
Total Company	$1,224	$1,117

3M Company and Subsidiaries

SUPPLEMENTAL UNAUDITED BUSINESS SEGMENT INFORMATION

(Dollars in millions)

(Unaudited)

3M is also including supplemental unaudited business segment information on both an annual and quarterly basis for the years ended December 31, 2004, 2003 and 2002 reflecting adjusted historical information for the new segment structure.  The company has begun reporting results under this new structure effective January 1, 2005.

Supplemental Unaudited Annual Business Segment Information Based on Structure Effective January 1, 2005:

Business Segment					Depr.
Information		Net	Operating		and	Capital
(Millions)		Sales	Income	Assets	Amort.	Expenditures
Health Care	2004	$4,230	$1,123	$2,636	$179	$165
	2003	3,995	1,027	2,544	169	144
	2002	3,560	900	2,409	166	183
Industrial	2004	3,444	610	2,451	181	154
	2003	3,070	425	2,390	185	139
	2002	2,943	478	2,447	168	154
Display and Graphics	2004	3,416	1,133	2,647	178	261
	2003	2,970	886	2,570	159	126
	2002	2,237	535	2,476	135	84
Consumer and Office	2004	2,861	542	1,468	104	106
	2003	2,607	460	1,378	108	86
	2002	2,444	448	1,354	108	90
Safety, Security and Protection	2004	2,125	491	1,317	101	99
Services	2003	1,928	437	1,139	100	46
	2002	1,686	338	1,097	97	105
Electro and Communications	2004	2,224	342	1,801	163	95
	2003	2,101	288	1,833	165	65
	2002	2,034	262	1,871	158	81
Transportation	2004	1,674	426	887	63	56
	2003	1,531	388	872	68	64
	2002	1,380	331	846	66	58
Corporate and Unallocated	2004	37	(89)	7,501	30	1
	2003	30	(198)	4,874	10	7
	2002	48	(246)	2,829	56	8
Total Company	2004	$20,011	$4,578	$20,708	$999	$937
	2003	18,232	3,713	17,600	964	677
	2002	16,332	3,046	15,329	954	763

Segment assets for the seven operating business segments (excluding Corporate and Unallocated) primarily include accounts receivable; inventory; property, plant and equipment – net; goodwill and intangible assets; and other miscellaneous assets. Assets included in Corporate and Unallocated principally are cash and cash equivalents; insurance receivables; deferred income taxes; certain investments and other assets, including prepaid pension assets; and certain unallocated property, plant and equipment. Corporate and Unallocated assets increased approximately $2.6 billion in 2004, primarily due to increases in prepaid pension assets ($2.0 billion) and increases in cash and cash equivalents ($0.9 billion), with partial offsets in other asset accounts. Corporate and Unallocated assets increased approximately $2.0 billion in 2003 due to increases in cash and cash equivalents ($1.2 billion), increases in other current assets and other assets primarily related to higher insurance receivables and prepaid items ($500 million), and goodwill increases related to the 2003 acquisition of an additional 25% of Sumitomo 3M ($300 million). For management reporting purposes, corporate goodwill (which at December 31, 2004, totaled approximately $360 million), is not allocated to the seven operating business segments. Corporate goodwill has been allocated to the respective market segments as required by SFAS No. 142 for impairment testing.

Corporate and Unallocated operating income principally includes corporate investment gains and losses, certain derivative gains and losses, insurance-related gains and losses, certain litigation expenses, corporate restructuring program charges and other miscellaneous items. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis. In 2004, Corporate and Unallocated operating income includes increases of $40 million in the respirator mask/asbestos litigation reserves, partially offset by a $20 million increase in the associated receivables resulting in a net cost of $20 million, and also includes a $6 million increase in implant litigation reserves and a $10 million decrease in implant receivables resulting in a net cost of $16 million. In 2003, this includes a pre-tax charge of $93 million recorded during the first quarter related to an adverse ruling associated with a lawsuit filed against 3M in 1997 by LePage’s Inc. Corporate and unallocated operating income in 2003 also includes increases of $231 million in the respirator mask/asbestos litigation reserves, partially offset by a $205 million increase in the associated receivables, resulting in a net cost of $26 million. In 2002, Corporate and Unallocated operating income includes charges of $202 million related to the 2001/2002 corporate restructuring program. Depreciation and amortization of $954 million included accelerated depreciation (shortened lives) of $47 million related to the restructuring plan (recorded in Corporate and Unallocated).

Supplemental Unaudited Quarterly Business Segment Information Based on Structure Effective January 1, 2005:

NET SALES		First	Second	Third	Fourth	Total
(Millions)		Quarter	Quarter	Quarter	Quarter	Year
Health Care	2004	$1,031	$1,049	$1,035	$1,115	$4,230
	2003	946	1,017	1,012	1,020	3,995
	2002	845	896	901	918	3,560
Industrial	2004	856	867	852	869	3,444
	2003	756	764	759	791	3,070
	2002	707	750	743	743	2,943
Display and Graphics	2004	845	884	843	844	3,416
	2003	663	721	774	812	2,970
	2002	507	585	574	571	2,237
Consumer and Office	2004	686	675	737	763	2,861
	2003	612	637	673	685	2,607
	2002	569	602	628	645	2,444
Safety, Security and Protection	2004	527	547	525	526	2,125
Services	2003	458	518	482	470	1,928
	2002	413	445	423	405	1,686
Electro and Communications	2004	551	572	557	544	2,224
	2003	500	532	524	545	2,101
	2002	490	532	513	499	2,034
Transportation	2004	435	409	409	421	1,674
	2003	379	381	384	387	1,531
	2002	347	337	350	346	1,380
Corporate and Unallocated	2004	8	9	11	9	37
	2003	4	10	8	8	30
	2002	12	14	11	11	48
Total Company	2004	$4,939	$5,012	$4,969	$5,091	$20,011
	2003	4,318	4,580	4,616	4,718	18,232
	2002	3,890	4,161	4,143	4,138	16,332

Supplemental Unaudited Quarterly Business Segment Information Based on Structure Effective January 1, 2005:

OPERATING INCOME		First	Second	Third	Fourth	Total
(Millions)		Quarter	Quarter	Quarter	Quarter	Year
Health Care	2004	$262	$274	$277	$310	$1,123
	2003	238	263	272	254	1,027
	2002	220	213	224	243	900
Industrial	2004	154	158	157	141	610
	2003	122	96	106	101	425
	2002	112	129	126	111	478
Display and Graphics	2004	294	312	287	240	1,133
	2003	182	210	251	243	886
	2002	118	147	141	129	535
Consumer and Office	2004	122	123	150	147	542
	2003	110	108	128	114	460
	2002	105	108	121	114	448
Safety, Security and Protection	2004	125	136	123	107	491
Services	2003	105	131	111	90	437
	2002	86	92	89	71	338
Electro and Communications	2004	77	89	92	84	342
	2003	58	77	75	78	288
	2002	51	82	70	59	262
Transportation	2004	119	105	104	98	426
	2003	100	94	106	88	388
	2002	85	79	87	80	331
Corporate and Unallocated	2004	(36)	(11)	(7)	(35)	(89)
	2003	(134)	(19)	(19)	(26)	(198)
	2002	(64)	(164)	(7)	(11)	(246)
Total Company	2004	$1,117	$1,186	$1,183	$1,092	$4,578
	2003	781	960	1,030	942	3,713
	2002	713	686	851	796	3,046

3M Company and Subsidiaries

SUPPLEMENTAL UNAUDITED GEOGRAPHIC AREA INFORMATION

(Dollars in millions)

(Unaudited)

Effective January 1, 2005, the Company realigned its reporting for the African Region, which previously was included in the Latin America/Canada Region, to the Europe and Middle East Region.  3M is including below supplemental unaudited segment information on an annual basis for the years ended December 31, 2004, 2003 and 2002 reflecting adjusted historical information for its new geographic area structure.  Reporting for this new geographic area structure commenced January 1, 2005. Geographic area information, which the Company uses as a secondary performance measure to manage its businesses, follows. Export sales and certain income and expense items are reported within the geographic area where the final sales to 3M customers are made.

Supplemental Unaudited Annual Geographic Area Information Based on Structure Effective January 1, 2005:

Geographic Area Information

					Latin
			Europe,		America
		United	Middle	Asia	and	Other	Total
(Millions)		States	East and Africa	Pacific	Canada	Unallocated	Company
Net sales to customers	2004	$7,878	$5,183	$5,168	$1,731	$51	$20,011
	2003	7,581	4,718	4,335	1,556	42	18,232
	2002	7,426	4,111	3,431	1,316	48	16,332
Operating income	2004	$1,200	$1,014	$1,874	$483	$7	$4,578
	2003	1,213	809	1,373	427	(109)	3,713
	2002	1,180	704	1,009	370	(217)	3,046
Property, plant and equipment – net	2004	$3,290	$1,288	$810	$323	$—	$5,711
	2003	3,342	1,235	724	308	—	5,609
	2002	3,523	1,139	676	283	—	5,621

In 2003, operating income for other unallocated includes pre-tax charges of $93 million related to an adverse ruling in a lawsuit filed against 3M in 1997 by LePage’s Inc. In 2002, operating income for other unallocated includes losses totaling $202 million related to the 2001/2002 corporate restructuring program.

Investor Contacts:	Mark Colin	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000